UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2013 (May 21, 2013)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Pluristem Therapeutics Inc. (the “Company”), held its annual meeting of stockholders on May 21, 2013. The results of the stockholder voting at the annual meeting are set forth below.

Stockholders voted on the matters set forth below:

Proposal No. 1 — Election of Directors

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes

Zami Aberman	10,524,983	1,693,895	32,411	16,259,162

Israel Ben-Yoram	12,072,682	75,845	102,762	16,259,162

Isaac Braun	12,075,388	74,420	101,481	16,259,162

Mark Germain	12,057,290	92,518	101,481	16,259,162

Moria Kwiat	12,017,624	129,784	103,881	16,259,162

Hava Meretzki	12,004,820	170,707	75,762	16,259,162

Nachum Rosman	12,062,603	87,245	101,441	16,259,162

Doron Shorrer	12,041,363	118,197	91,729	16,259,162

Proposal No. 2 — Advisory Vote on the Compensation of our Named Executive Officers

For	Against	Abstain	Broker Non-Votes

10,264,977	1,834,739	151,573	16,259,162

Proposal No. 3 — Advisory Vote on the Frequency of the Advisory Vote on Compensation of our Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

3,296,595	7,492,304	1,109,624	352,766	16,259,162

Proposal No. 4 — Ratification of the Selection of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as Independent Registered Public Accounting Firm of the Company for the Fiscal Year Ending June 30, 2013

For	Against	Abstain	Broker Non-Votes

27,754,826	224,670	530,955	-

The results reported above are final voting results.

In accordance with the stockholder voting results, in which every “Two Years” received the highest number of votes cast on the frequency proposal, and our Board of Directors’ recommendation in the proxy statement for the 2013 annual meeting of stockholders, our Board of Directors has determined that future stockholder advisory (non-binding) votes on the compensation of our named executive officers will occur every two years. Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at our 2015 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: May 22, 2013	By:	/s/ Yaky Yanay
	Name:	Yaky Yanay
	Title:	Executive Vice President, Chief Financial Officer and Secretary